Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Resource Real Estate Diversified Income Fund and to the use of our report dated November 29, 2018 on the financial statements of Resource Real Estate Diversified Income Fund. Such financial statements appear in the September 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania
May 22, 2019